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                                                                  EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
WPL Laboratories, Inc.:


     We consent to the use of our report on the financial statements of WPL Laboratories, Inc. as of December 31, 1997 and 1998 and for each of the years then ended dated June 30, 1999 included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.



                                             /s/ KPMG LLP


Boston, Massachusetts
September 14, 1999